Exhibit 2

BIOLINERX LTD. Proxy for the Extraordinary General Meeting of Shareholders to be held on May 31, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of BioLineRx Ltd. (the “Company”) hereby appoints Norman Kotler and/or Raziel Fried, and each or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote, as designated below, all of the ordinary shares of the Company which the undersigned is entitled in any capacity to vote at the Extraordinary General Meeting of the shareholders of the Company which will be held at the offices of Yigal Arnon & Co., 1 Azrieli Center, Tel Aviv, Israel on May 31, 2015 at 11 a.m. (local time), and all adjournments and postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	See Reverse Side

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

BIOLINERX LTD.

May 31, 2015

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS HEREIN.
Please mark your vote as in this example ☒

1.	TO APPROVE a 1-for-10 reverse share split of the Company’s ordinary shares, effective on the date to be announced by the Company, and a corresponding amendment to the Articles of Association.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Name:_______________________ Number of shares:______________ Signature:____________________ Date:________________________
2.
TO APPROVE an increase in the Company’s registered share capital from NIS 7,500,000 divided into 75,000,000 ordinary shares of a nominal value of NIS 0.10 each to NIS 15,000,000 divided into 150,000,000 ordinary shares of a nominal value of NIS 0.10 each, and a corresponding amendment to Article 4.1 of the Company’s Articles of Association.
		FOR ☐	AGAINST ☐	ABSTAIN ☐
NOTE: Please mark date and sign exactly as the name(s) appear on this proxy. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. Executors, administrators, trustees, etc. should state their full title or capacity. Joint owners should each sign.